UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2022, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) electing to be subject to Section 3-803 of the Maryland General Corporation Law (“MGCL”), in which the Articles Supplementary were accepted for record by the SDAT and became effective on the same day.

Pursuant to the Articles Supplementary and resolutions unanimously approved by the Company’s Board, effective July 22, 2022, the Board has been divided into three classes as follows: (i) Gwen Henry and Bernard J. Michael in Class I, each to serve until the Company’s annual meeting of stockholders to be held in 2022 and until a successor is duly elected and qualifies; (ii) Stephen L. Davis and Mitchell A. Sabshon in Class II, each to serve until the Company’s annual meeting of stockholders to be held in 2023 and until a successor is duly elected and qualifies; and (iii) Lee A. Daniels and Daniel L. Goodwin in Class III, each to serve until the Company’s annual meeting of stockholders to be held in 2024 and until a successor is duly elected and qualifies. At each annual meeting of the stockholders, each successor to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until a successor to that director is duly elected and qualifies. The number of directorships in each class may be changed from time to time by the Board to reflect matters such as an increase or decrease in the number of directors so that each class, to the extent possible, will have the same number of directors.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

The Company is supplementing the risk factors set forth under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 11, 2022 with the additional risk factors set forth below.

We have a classified board, which may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our board of directors is divided into three classes of directors. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The classification of our board of directors may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any transaction that could result from such offers, even if the acquisition would be in our stockholders' best interests, and may therefore prevent our stockholders from receiving a premium price for their stock in connection with a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) .

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary relating to the Company’s election to be subject to Section 3-803 of the MGCL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: July 28, 2022	By:	/s/ Cathleen M. Hrtanek
	Name:	Cathleen M. Hrtanek
	Title	Secretary